UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)

10020
(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 26, 2026, Sirius XM Holdings Inc. (the “Company,” “we,” “us” or “our”) issued a press release announcing the pricing of $1,250,000,000 aggregate principal amount of 5.875% Senior Notes due 2032 (the “Notes”), to be issued by our subsidiary, Sirius XM Radio LLC (“SiriusXM”). This represents an increase of $250,000,000 in aggregate principal amount in the offering size of the Notes. The offering is expected to close on March 4, 2026, subject to customary closing conditions.

SiriusXM intends to use the net proceeds from the offering, together with cash on hand, to (i) purchase any and all of its 3.125% Senior Notes due 2026 (the “3.125% Notes”) validly tendered and not validly withdrawn pursuant to its concurrent cash tender offer for any and all 3.125% Notes (the “Concurrent Tender Offer”), (ii) to the extent less than all of the aggregate principal amount of the 3.125% Notes are purchased in the Concurrent Tender Offer, redeem or discharge all of the 3.125% Notes not purchased in the Concurrent Tender Offer and (iii) redeem $250.0 million aggregate principal amount of SiriusXM’s outstanding 5.000% Senior Notes due 2027 (the “5.000% Notes”). The 3.125% Notes and the 5.000% Notes are currently redeemable at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date. As of December 31, 2025, $1,000 million aggregate principal amount of 3.125% Notes were outstanding and $1,500 million aggregate principal amount of 5.000% Notes were outstanding.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to non-U.S. persons in offshore transactions in reliance on Regulation S.

On February 27, 2026, SiriusXM issued a conditional redemption notice pursuant to the indenture governing the 5.000% Notes to redeem $250.0 million of the 5.000% Notes on March 29, 2026 at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of these securities, including the Notes, the 3.125% Notes and the 5.000% Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. This Current Report does not constitute a notice of redemption for, nor an offer to purchase, the 3.125% Notes, the 5.000% Notes or any other securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 26, 2026 relating to the pricing of the offering of the Notes.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan Executive Vice President, Chief Legal Officer and Secretary

Dated: February 27, 2026